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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 19, 1999

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 1-7959

                                    MARYLAND

         (State or other jurisdiction of incorporation or organization)

                                   52-1193298
                      (I.R.S. employer identification no.)

                             777 WESTCHESTER AVENUE

                          WHITE PLAINS, NEW YORK 10604
          (Address of principal executive offices, including zip code)

                                 (914) 640-8100
              (Registrant's telephone number, including area code)

                            STARWOOD HOTELS & RESORTS

     (Exact name of registrant as specified in its organizational documents)

                         COMMISSION FILE NUMBER: 1-6828

                                    MARYLAND

         (State or other jurisdiction of incorporation or organization)

                                   52-0901263
                      (I.R.S. employer identification no.)

                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
          (Address of principal executive offices, including zip code)

                                 (914) 640-8100
              (Registrant's telephone number, including area code)

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ITEM 5:   OTHER EVENTS

         On July 19, 1999, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Starwood"), and Fire Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Starwood ("Sub"), entered into a definitive merger agreement (the "Merger Agreement") with Vistana, Inc., a Florida corporation ("Vistana"), pursuant to which Vistana will merge with and into Sub (the "Merger") and thereby become a wholly-owned subsidiary of Starwood. Vistana's principal operations include the acquisition, development and operation of vacation ownership resorts, marketing and selling vacation ownership interests in the resorts, and providing financing to customers who purchase such interests. In 1998, Vistana had sales of approximately $234 million.

         The Merger Agreement provides, subject to satisfaction or waiver of certain conditions set forth therein, for each outstanding share of Vistana common stock, par value $.01 per share, not owned by Starwood, Vistana or their respective wholly-owned subsidiaries, to be converted in the Merger into $5.00 in cash and a fraction of a Starwood "Unit," consisting of one share of common stock, par value $.01 per share, of Starwood and one class B share, par value $.01 per share, of Starwood Hotels & Resorts, a subsidiary of Starwood, with such fraction valued at $14.00 per share, assuming that Starwood's average share price for the 20 trading day period immediately prior to the fifth trading day preceding the date of the Merger is between $30-$36 per share. A portion of the Starwood shares to be received by Vistana shareholders in the Merger is expected to be tax-free to such shareholders.

         The Merger, which is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, has been approved by the respective boards of directors of both Starwood and Vistana and has been recommended by the independent directors of Vistana. The principal shareholders of Vistana, who own more than 50% of the outstanding voting securities of Vistana, have executed consents to approve the Merger and, accordingly, no further action is required to be taken by the Vistana shareholders in connection with the Merger Agreement.

         Under certain circumstances either Starwood or Vistana may terminate the Merger Agreement if the market price of Starwood shares is below $23 per share. Additional information concerning the transaction and Vistana are set forth in the press release attached as an exhibit hereto.



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ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         99.1 Joint press release dated July 19, 1999, of Starwood and Vistana.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARWOOD HOTELS & RESORTS                      STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.

By: /s/ Ronald C. Brown                        By:  /s/ Ronald C. Brown
   ------------------------------                 ------------------------------
Name: Ronald C. Brown                          Name: Ronald C. Brown
Title:   Executive Vice President              Title:   Vice President

Dated: July 21, 1999


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                                LIST OF EXHIBITS

EXHIBIT        DESCRIPTION

99.1           Joint press release dated July 19, 1999, of Starwood and Vistana.





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